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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form
S-2 No.       ) of Sypris Solutions, Inc. and the related Prospectus for the registration of 690,000 shares of its common stock to the reference to our firm under the caption "Experts" and to the use of our report dated January 28, 2002 included in Sypris Solutions, Inc.'s prior effective Registration Statement (Form S-2 No. 333-82446) and related Prospectus for the registration of shares of its common stock.


                                                           /s/ Ernst & Young LLP

Louisville, Kentucky
March 20, 2002